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                                                                  EXHIBIT T3E.13


                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


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IN RE                                          )     Case No. 98-60390
                                               )
PARAGON TRADE BRANDS, INC.,                    )     Chapter 11
                                               )
               Debtor.                         )     Judge Murphy
                                               )
Federal Tax I.D. No. 91-1554663                )
                                               )
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TO ALL CREDITORS AND EQUITY SECURITY HOLDERS OF THE DEBTOR:

                      NOTICE OF ENTRY OF CONFIRMATION ORDER

                  PLEASE TAKE NOTICE THAT the Modified Second Amended Plan of Reorganization for the above-captioned debtor and debtor in possession (the "Debtor"), which was jointly proposed by the Debtor and its Official Committee of Unsecured Creditors, was confirmed by order, dated and entered on January 13, 2000, of the United States Bankruptcy Court for the Northern District of Georgia.

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
WILLKIE FARR & GALLAGHER                                     O'MELVENY & MYERS LLP
Special Reorganization Counsel for Debtor and Debtor in      Attorneys for the Official Committee of Unsecured
   Possession                                                  Creditors
787 Seventh Avenue                                           153 East 53rd Street
New York, New York  10019                                    New York, New York 10022
(212) 728-8000                                               (212) 326-2000
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